Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATIONAL HEALTH INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or other jurisdiction of incorporation or organization)			62-1470956 (I.R.S. Employer Identification Number)

222 Robert Rose Drive, Murfreesboro, TN 37129 (Address of Principal Executive Offices) (Zip Code)

National Health Investors, Inc. 2012 Stock Incentive Plan (Full Name of Plan)

Roger Hopkins Chief Accounting Officer National Health Investors, Inc. 222 Robert Rose Drive, Murfreesboro, TN 37129 (Name and Address of Agent for Service)

(615) 890-9100 (Telephone number, including area code for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [x] Non-accelerated filer [ ] (Do not check if a smaller reporting company)			Accelerated filer [ ] Smaller reporting company [ ]
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	1,500,000 Shares	$63.51	$95,265,000	$11,070

(1)  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities to be offered or issued in connection with stock splits, stock dividends, recapitalization or similar transactions.
(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.
(3) Pursuant to Rule 457(h)(1), the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average high and low price of $63.51 per Share, as reported on the New York Stock Exchange on August 6, 2015.

EXPLANATORY NOTE

National Health Investors, Inc., a Maryland corporation (the "Company"), previously registered 1,500,000 shares of its Common Stock, $0.01 par value per share ("Common Stock") of the Company, available for grant of awards under the Company's 2012 Stock Incentive Plan (the "Incentive Plan").  The registration of such shares of Common Stock was filed on a Form S-8 Registration Statement filed with the Securities and Exchange Commission ("SEC") on February 25, 2013 (Registration Number 333-186854), in accordance with the Securities Act of 1933, as amended (the "Securities Act").

On March 10, 2015, the Company's Board of Directors approved an amendment to the Incentive Plan, subject to stockholder approval, to (i) increase the number of shares of Common Stock reserved and available for issuance of stock grants, options, and other equity awards to the Company's employees, directors, and consultants, by 1,500,000 shares; (ii) increase the annual stock option grant to non-employee directors from 15,000 shares to 20,000 shares; and (iii) delete the Company’s ability to reissue shares that are not issued because they are used to pay the exercise price or the income tax obligation in an exercise of an option or other award (the "First Amendment").  On May 7, 2015, at the Company's 2015 Annual Meeting of Shareholders, the Company's shareholders approved the adoption of the First Amendment.

This Registration Statement on Form S-8 is being filed to register the additional 1,500,000 shares of Common Stock available for grant under the Incentive Plan pursuant to the First Amendment thereto.

Pursuant to General Instruction E of Form S-8, the contents of the Form S-8 Registration Statement filed with the SEC on February 25, 2013 (File Number 333-186854), and the Post-Effective Amendment No. 1 to Form S-8 filed March 15, 2013 (Registration No. 333-186854) are incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (“Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information”) will be sent or given to participants of the Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The documents listed below filed by National Health Investors, Inc. are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 17, 2015 and Form10-K/A filed on February 27, 2015.

(b)
    The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed on May 7, 2015 and Form 10-Q/A filed on May 15, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed on August 5, 2015.

(c)	The Company’s definitive Proxy Statement in connection with the solicitation of proxies for the Company’s 2015 Annual Meeting of Shareholders filed with the Commission on March 20, 2015;

(d)
The Company’s Current Reports on Form 8-K filed August 5, 2015 (three reports), August 3, 2015, July 23, 2015, July 1, 2015 (two reports), May 13, 2015, May 8, 2015(four reports), April 23, 2015, March 26, 2015, February 17, 2015 (four reports), February 13, 2015, January 15, 2015 and 8-K/A filed February 27, 2015.

(e)	The description of the Company’s Common Stock as contained in the Company’s Registration Statement on Form S-11 (SEC File No. 33-41863).
Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the Commission in accordance with Commission rules and regulations is not incorporated into this Registration Statement and does not constitute a part hereof.

The Company is also incorporating by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the Commission in accordance with Commission rules and regulations) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 8.    Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature page of this Registration Statement, which Index is incorporated herein by reference.

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Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on August 10, 2015.

National Health Investors, Inc.

By: /s/ J. Justin Hutchens ___
J. Justin Hutchens President and Director Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature to the Registration Statement appears below hereby appoints J. Justin Hutchens, the Company's Chief Executive Officer, and Roger R. Hopkins, the Company's Chief Accounting Officer and each of them, any one of whom may act without the joinder of the other, as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Justin Hutchens J. Justin Hutchens	Director, Chief Executive Officer and President	August 10, 2015

/s/ Roger R. Hopkins Roger R. Hopkins	Chief Accounting Officer	August 10, 2015
(principal financial officer)

/s/ W. Andrew Adams W. Andrew Adams	Chairman of the Board	August 10, 2015

/s/ Robert A. McCabe, Jr. Robert A. McCabe, Jr.	Director	August 10, 2015
/s/ Robert T. Webb Robert T. Webb	Director	August 10, 2015
/s/ James Jobe James Jobe	Director	August 10, 2015

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Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form S-11 Registration Statement No. 33-41863).
4.2	Amendment to Articles of Incorporation dated as of May 1, 2009 (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement filed March 23, 2009).
4.3	Amendment to Articles of Incorporation approved by shareholders on May 2, 2014 (Incorporated by reference to Exhibit 3.3 to Form 10-Q dated August 4, 2014)
4.4	Restated Bylaws as amended November 5, 2012 (incorporated by reference to Exhibit 3.3 to annual report on Form 10-K for year ended December 31, 2012).
4.5	Amendment No. 1 to Restated Bylaws dated February 14, 2014 (incorporated by reference to Exhibit 3.4 to Form 10-K filed February 14, 2014)
4.6	Form of Common Stock Certificate (incorporated by reference to Exhibit 39 to Form S-11 Registration Statement No. 33-41863).
4.7	2012 Stock Incentive Plan as amended by the First Amendment dated May 7, 2015 (filed herewith)
5	Opinion of Harwell Howard Hyne Gabbert & Manner, P.C. (filed herewith).
23.1	Consent of BDO USA, LLP Independent Registered Public Accounting Firm. (Filed herewith).
23.2	Consent of Moyer, Smith & Roller, P.A Independent Registered Public Accounting Firm. (Filed herewith).
23.3	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm. (Filed herewith).
23.4	Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (included in Exhibit 5).
24	Power of Attorney (see signature page).

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